Exhibit 99.1

FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Business Services Corp. Portfolio Companies Secure a $38 Million Term Loan with Goldman Sachs

Goldman Financing Retires Existing $20 Million Credit Facility to Newtek Business Services Corp.

NEW YORK, June 23, 2015 - Newtek Business Services Corp. (“The Company”), (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that Newtek Merchant Solutions and Newtek Technology Solutions, two of The Company’s wholly owned portfolio companies, closed a $38.0 million four-year term loan with Goldman Sachs Specialty Lending Group, L.P., an affiliate of The Goldman Sachs Group, Inc. The Company will use a portion of this loan to repay the outstanding balance on, and retire, The Company’s $20.0 million credit facility with Capital One, N.A. The remainder of the proceeds will be used to finance future growth as well as for general corporate purposes. Newtek Small Business Finance, LLC’s current $50.0 million revolving line of credit with Capital One, N.A., which is used to fund SBA 7(a) loans, remains in place. Raymond James & Associates acted as the financial advisor to The Company. Additional details regarding the Goldman Sachs term loan can be found in The Company’s Form 8-K filed with the Securities and Exchange Commission.

Barry Sloane, President, Chairman and Chief Executive Officer of Newtek Business Services Corp. said, “We are extremely thrilled to secure this new term loan with Goldman Sachs, which we expect will allow us to leverage the assets in two of our wholly owned portfolio companies. Upon closing, approximately $20.0 million has been drawn, of which approximately $8.87 million will be used to retire The Company’s Capital One, N.A. line, and the balance will be distributed to The Company for lending or other working capital purposes. After the initial draw, an additional $10.0 million will be available based on the current trailing 12-month EBITDA for

Managed Technology Solutions and Newtek Merchant Services, leaving us an additional $8.0 million for potential future acquisitions. Overall we believe this financing gives us tremendous flexibility to grow our business, and we anticipate that this new capital will enable us to generate increased free cash flow and be accretive to our dividend.”

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/.

For more information, please visit the following websites:

www.thesba.com

Contacts:

Newtek Business Services Corp.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

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